SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

  / /    Preliminary Proxy Statement

  / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

  /X/    Definitive Proxy Statement

  / /    Definitive Additional Materials

 / /     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          SENTRY TECHNOLOGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

         PETER J. MUNDY, VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

  /X/    No fee required.

  / /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

  / /    Fee paid previously with preliminary materials.

  / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

NOTES:

                          SENTRY TECHNOLOGY CORPORATION
                             350 WIRELESS BOULEVARD
                            HAUPPAUGE, NEW YORK 11788



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 2, 1999


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sentry Technology Corporation (the "Company") will be held at Sentry Technology Corporation, 350 Wireless Boulevard, Hauppauge, NY 11788, on June 2, 1999, at 4:00 P.M., New York time, for the following purposes:

         1.  To elect one class of Directors for a term expiring in 2002;

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Common Stockholders of record at the close of business on May 7, 1999 will be entitled to notice of and to vote at the meeting.

     The Board of Directors of Sentry Technology Corporation hopes that you will find it convenient to attend the meeting in person. In any event, please mark, sign, date and return the enclosed proxy to make sure that your shares are represented at the meeting. If you attend the meeting, you may vote your stock personally even though you have sent in your proxy.


                       By Order of the Board of Directors,


                                                     PETER J. MUNDY
                                                     SECRETARY


Hauppauge, New York
May 11, 1999


            PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY
                AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                          SENTRY TECHNOLOGY CORPORATION
                             350 WIRELESS BOULEVARD
                            HAUPPAUGE, NEW YORK 11788


                                 PROXY STATEMENT


     The accompanying proxy is solicited by and on behalf of the Board of Directors of Sentry Technology Corporation, a Delaware corporation ("Sentry" or the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at Sentry Technology Corporation, 350 Wireless Boulevard, Hauppauge, NY 11788, on June 2, 1999, at 4:00 P.M., New York time, and any adjournments thereof. Holders of record of Common Stock at the close of business on May 7, 1999, will be entitled to vote at the Meeting. Holders of the Company's Class A Preferred Stock are not entitled to vote in the election of Directors.

     The cost of solicitation will be borne by the Company. The Board of Directors may use the services of the Company's Directors, officers and other regular employees to solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for reasonable expenses incurred by them in so doing.

     The shares represented by the accompanying proxy will be voted as directed with respect to the election of the Directors, or if no direction is indicated, will be voted in favor of the election as Directors of the nominees listed herein. Each proxy executed and returned by a Stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of the Company or by attending the Meeting and electing to vote in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     A Stockholder may designate a person or persons to act as the Stockholder's proxy other than those persons designated on the proxy card. The Stockholder may do so by striking out the name or names appearing on the enclosed proxy card, inserting the name or names of another person or persons, and delivering the signed card to such person or persons. The person(s) designated by the Stockholder must present the signed proxy card to the Secretary at the Meeting in order for the shares to be voted.

     If the Stockholder is a participant in the Company's Retirement Savings 401(k) Plan, then the proxy will also serve as a voting instruction for the trustees of the plan for all accounts registered in the same name.

     If voting by proxy with respect to the election of the Directors, Stockholders may vote in favor of the nominees or withhold their vote as to the nominees. With respect to any other proposal that comes before the Stockholders at the Annual Meeting, Stockholders may vote for the proposal, vote against the proposal or abstain from voting with respect to the proposal. Assuming a quorum is present, (i) the affirmative vote of a plurality of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act with respect to the election of the Directors and (ii) the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be required to act on all other proposals that come before the Annual Meeting. Abstentions and broker non-votes (when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included for purposes of determining whether there are represented at the meeting a sufficient number of shares to constitute a quorum. Abstentions and broker non-votes will not be included, however, in the tabulations of votes cast on proposals presented to Stockholders.

     An Annual Report to Stockholders for the fiscal year ended December 31, 1998, including financial statements, accompanies this Proxy Statement. The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to Stockholders.

     The Board of Directors of the Company has selected the firm of Deloitte & Touche LLP as the principal accountants for the current fiscal year, in which capacity they have served since the Company commenced operations after the merger of the Company's predecessors in February 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Sentry Common Stock at May 7, 1999, as to each (i) beneficial owner of five percent or more of the Common Stock, (ii) Sentry Director, (iii) executive officer of Sentry and
(iv) all Directors and executive officers as a group. On May 7, 1999, 9,750,760 shares of Common Stock and 5,333,334 shares of Preferred Stock were outstanding. The Class A Preferred Stock is non-voting.


NAME AND ADDRESS OF                    SHARES OF                PERCENT
BENEFICIAL  OWNERS                    COMMON STOCK              OF CLASS(1)

Walter & Edwin Schloss
Associates L.P.
52 Vanderbilt Avenue
New York, NY  10017                    674,892 (2)               6.9%


                                                                          SHARES OF            PERCENT
DIRECTORS AND                         SHARES OF         PERCENT OF             CLASS A                OF
EXECUTIVE OFFICERS                   COMMON STOCK      CLASS(1)             PREFERRED STOCK        CLASS(3)


Thomas A. Nicolette                  400,878 (4)         4.0%                323,396 (5)             5.9%

Peter J. Mundy                       120,222 (6)         1.2%                 95,200 (7)             1.8%

John F. Whiteman                      56,309 (8)          *                   41,771 (9)              *

Peter Y. Zhou                        106,968 (10)        1.1%                 87,234 (11)            1.6%

Paul D. Mellin                         3,600 (12)         *                        -                  -

Robert L. Barbanell                   11,600 (13)         *                   16,537                  *

William A. Perlmuth
c/o Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY  10038                  908,968 (14)        9.3%                962,361 (15)            18.6%

Robert D. Furst, Jr.
3900 Walden Road
Deephaven, MN  55391                 824,522 (16)        8.5%                 35,910                  *

All Sentry Directors
and executive
officers as a group (8 persons)    2,432,976 (17)       23.7%              1,593,030   (18)          27.9%

---------------------------

*     Less than one percent

(1)   Based on 9,750,760 shares of Common Stock outstanding as of May 7, 1999.
      Each figure showing the percentage of outstanding shares beneficially owned has been calculated by treating as outstanding and owned the shares of Common Stock which could be purchased by the indicated person within 60 days upon exercise of stock options.
(2)   Includes 10,070 shares of Common Stock beneficially owned solely by Mr.
      Walter J. Schloss, and 8,022 shares of Common Stock beneficially owned solely by Mr. Edwin W. Schloss.
(3)   Based on 5,333,334 shares of Class A Preferred Stock outstanding as of May
      7, 1999. Each figure showing the percentage of outstanding shares beneficially owned has been calculated by treating as outstanding and owned the shares of Class A Preferred Stock which could be purchased by the indicated person within 60 days upon exercise of stock options.
(4)   Excludes 41,590 shares of Common Stock held by a trust for the benefit of Mr. Nicolette's wife, as to which shares Mr.
      Nicolette disclaims beneficial ownership.  Includes 74,862 shares of Common Stock held by Mr. Nicolette as co-trustee  under trusts for the benefit of his minor children and as to which shares Mr.
      Nicolette disclaims beneficial ownership.   Also includes 247,139
      shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days  from the date hereof.
(5)   Excludes 45,852 shares of Class A Preferred Stock held by a trust for the benefit of Mr. Nicolette's wife, as to which shares Mr. Nicolette disclaims beneficial ownership. Includes 82,536 shares of Common Stock held by Mr. Nicolette as co-trustee under trusts for the benefit of his minor children and as to which shares Mr. Nicolette disclaims beneficial ownership. Also includes 197,138 shares of Class A Preferred Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(6)   Includes 93,614 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(7)   Includes 73,614 shares of Class A Preferred Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(8)   Includes 40,716 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of the date hereof.
(9)   Includes 18,716 shares of Class A Preferred Stock issuable upon the exercise of stock options exercisable within 60 days of the date hereof.
(10)  Includes 89,203 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(11)  Includes 70,703 shares of Class A Preferred Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(12)  Includes 3,600 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(13)  Includes 6,600 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days from the date hereof.
(14)  Consists of (a) 750,729 shares of Common Stock held by Mr. Perlmuth as
      Executor of the Estate of Arthur J. Minasy, (b) 130,010 shares of Common
      Stock held by Mr. Perlmuth as trustee under trusts for the benefit of Mr.
      Minasy's adult  children, and (c) 3,327 shares of Common Stock beneficially owned by Mr. Perlmuth.  Also includes 24,900 shares of
      Common Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.  Under the  policies of the law firm of which he is of counsel, Mr. Perlmuth will share any economic benefits of the options with the  other members of such firm.
(15)  Consists of (a) 827,678 shares of Class A Preferred Stock held by Mr.
      Perlmuth as Executor of the Estate of Arthur J. Minasy, (b) 143,337
      shares of Class A Preferred Stock held by Mr. Perlmuth as trustee under trusts for the benefit of  Mr. Minasy's adult children, and (c) 3,667 shares of Class A Preferred Stock beneficially owned by Mr. Perlmuth.
      Also includes 18,300 shares of Class A Preferred Stock issuable upon the exercise of stock options exercisable within 60  days from the date hereof.  Under the policies of the law firm of which he is of counsel, Mr.
      Perlmuth will share any  economic benefits of the options with the other members of such firm.
(16)  Includes 6,600 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(17)  Includes 512,372 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.
(18)  Includes 378,471 shares of Class A Preferred Stock issuable upon the exercise of stock options exercisable within 60 days from the date hereof.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of Directors to expire each year. At the Annual Meeting, Stockholders will consider for election the Directors whose class term expires in 2002. Mr. Paul D. Mellin and Mr. William
A. Perlmuth, the nominees of the Board of Directors, are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election of Mr. Mellin and Mr. Perlmuth as Directors. In the event that Mr. Mellin or Mr. Perlmuth are unable to serve, the proxy solicited herewith may be voted for the election of other persons in their stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

                        NOMINEES FOR DIRECTOR FOR A TERM
                       EXPIRING AT THE 2002 ANNUAL MEETING

     PAUL D. MELLIN, age 35, has been a Director since August 1997, when he was appointed to fill a vacancy on the Board of Directors. Mr. Mellin is a Managing Director of BT Alex Brown Incorporated, which he joined in 1996. Prior to Mr. Mellin's joining BT Alex Brown, he was a member of the mergers and acquisitions group at Smith Barney.

     WILLIAM A. PERLMUTH, age 69, has been Chairman of the Board of Directors of the Company since January 1997. Prior thereto, Mr. Perlmuth served as a Director of several predecessors of the Company from 1979 to February 1997. Mr. Perlmuth has been a partner in the law firm of Stroock & Stroock & Lavan LLP in New York, New York for more than five years and is presently of counsel to such firm. Such firm and Mr. Perlmuth have performed legal services for the Company. The aggregate amount of fees paid by the Company to Stroock & Stroock & Lavan LLP was less than 5% of the law firm's gross revenues for the last fiscal year. The Company believes that the billing rates for the foregoing legal services were no less favorable to the Company than could have been obtained from unaffiliated parties for comparable services.


                 DIRECTORS NOT PRESENTLY STANDING FOR REELECTION

     ROBERT L. BARBANELL, age 68, has been Director since February 1997. He has been President of Robert L. Barbanell Associates, Inc., a financial consultancy firm, since July 1994. Prior thereto, Mr. Barbanell served in various capacities at Bankers Trust New York Corporation, where he was Managing Director of the European Merchant Bank of Bankers Trust International PLC from 1991 to 1994; Managing Director of BT Securities Corporation from 1989 to 1991; Managing Director of Bankers Trust Company from 1986 to 1989; Senior Vice President of Bankers Trust Company from 1981 to 1986. Prior to his service with Bankers Trust, Mr. Barbanell served in various executive capacities at Amcon Group, Inc. and GI Export Corporation. Mr. Barbanell currently serves on the Boards of Directors of Marine Drilling Companies, Inc., Kaye Group, Inc. and Cantel Industries, Inc. Mr. Barbanell's term as a Director expires at the 2001 Annual Meeting of Stockholders.

     ROBERT D. FURST, JR., age 46, has been a Director of the Company since its inception. Prior thereto he was a Director of Video Sentry Corporation ("Video Sentry"), a predecessor of the Company, from January 1993 until February 1997. He was Chairman of the Board of Video Sentry from July 1996 and Chief Executive Officer from August 1996 until February 1997. Mr. Furst was one of the original shareholders of Video Sentry. He is also the founder and owner of Furst Capital Management, a firm specializing in trading government and equity securities as well as commodity futures. Mr. Furst is a member of the Chicago Board of Trade and has been a securities and commodities trader since 1980. Mr. Furst currently serves on the Boards of Directors of Lucht, Inc., a privately-held manufacturer of high volume photographic printers and other equipment; and Neighborhood Marketing Corporation, a privately-held consumer promotion and database marketing company utilizing proprietary patented technologies. Mr. Furst's term as a Director expires at the 2000 Annual Meeting of Stockholders.

     THOMAS A. NICOLETTE, age 48, has been President, Chief Executive Officer and a Director of the Company since January 1997. Prior thereto, Mr. Nicolette served in various capacities at several predecessors of the Company, including Knogo North America Inc., where he was President, Chief Executive Officer and a Director from December 1994 to February 1997, and Knogo Corporation, where he was a Director from 1987 until December 1994, Chief Executive Officer from May 1994 to December 1994 and President and Chief Operating Officer from 1990 to May 1994. Prior thereto he served in other positions as an officer at Knogo Corporation. Mr. Nicolette serves on the Board of Directors of SenTech EAS Corporation and is Vice Chairman of the Board of Trustees of WLIW, the Long Island-based affiliate of the Public Broadcasting System. Mr. Nicolette's term as a Director expires at the 2000 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

     Directors who are also full-time employees of Sentry receive no additional compensation for their services as Directors. Each non-employee Director receives $12,000 annually for services on the Board and $1,000 per Board meeting (other than telephonic meetings) attended. In addition, each non-employee Director who is a member of any committee of the Board receives $500 for attendance at any meeting of such committee which is held neither immediately before nor immediately after a Sentry Board meeting; PROVIDED, HOWEVER, that the chairman of the Audit Committee of the Board receives $1,000 for attendance at any such separately held meeting of the Audit Committee and $500 for attendance at any meeting of such committee held either immediately before or immediately after a Board meeting.

     In addition, each non-employee Director is eligible to participate in the 1997 Stock Incentive Plan of Sentry. Options for 15,000 shares of Common Stock at an exercise price of $3.00, vesting in equal portions over a five-year period, were granted by the Board to each non-employee Director on February 13, 1997, and to Mr. Mellin on August 11, 1997 when he became a Director. On February 13, 1998, each non-employee Director also received a grant of options to purchase 3,000 shares of Common Stock at an exercise price of $2.37, vesting in equal portions over a five year period.

COMMITTEE OF THE BOARD OF DIRECTORS; ATTENDANCE AT MEETINGS

     The Board of Directors has an Audit Committee. The members of the Audit Committee are Directors of Sentry who are neither officers nor employees of Sentry. The members of the Audit Committee are Messrs. Barbanell and Mellin. Mr. Barbanell is Chairman of the Audit Committee. During 1998 there were eight meetings of the full Board and one meeting of the Audit Committee. Each Director, other than Mr. Mellin (who was absent from one meeting of the Board of Directors), attended all of the meetings of the Board and of each committee of which he is a member.

EXECUTIVE OFFICERS

     The following sets forth information regarding the persons serving as executive officers of the Company:

     NAME                   AGE                          OFFICE

Thomas A. Nicolette........  48            President, Chief Executive Officer
                                           and a Director of the Company since
                                           January 1997. Prior thereto, Mr.
                                           Nicolette served in various
                                           capacities at several predecessors of
                                           the Company, including Knogo North
                                           America Inc., where he was President,
                                           Chief Executive Officer and a
                                           Director from December 1994 to
                                           February 1997, and Knogo Corporation,
                                           where he was a Director from 1987
                                           until December 1994, Chief Executive
                                           Officer from May 1994 to December
                                           1994 and President and Chief
                                           Operating Officer from 1990 to May
                                           1994. Prior thereto he served in
                                           other positions as an officer at
                                           Knogo Corporation. Mr. Nicolette
                                           serves on the Board of Directors of
                                           SenTech EAS Corporation and is Vice
                                           Chairman of the Board of Trustees of
                                           WLIW, the Long Island-based affiliate
                                           of the Public Broadcasting System.

Peter J. Mundy.............  42            Vice President-Finance and Chief
                                           Financial Officer of Sentry. Mr.
                                           Mundy also serves as Secretary and
                                           Treasurer of the Company. Mr. Mundy
                                           was Vice President - Finance, Chief
                                           Financial Officer, Secretary and
                                           Treasurer of Knogo North America Inc.
                                           from December 1994. Prior thereto,
                                           Mr. Mundy served as an officer of
                                           Knogo Corporation where he was Vice
                                           President - Corporate Controller from
                                           May 1994 and, prior to such time,
                                           Corporate Controller and Controller
                                           since 1982. Mr. Mundy is a Certified
                                           Public Accountant.

Peter Y. Zhou..............  59            Vice President - Technology of
                                           Sentry. Dr. Zhou was Vice President -
                                           Technology of Knogo North America
                                           Inc. from December 1994. Prior
                                           thereto, Dr. Zhou served as an
                                           officer of Knogo Corporation where he
                                           was Senior Vice President -
                                           Technology from 1992 and Vice
                                           President - Research from 1988.

John F. Whiteman...........  40            Mr. Whiteman became Senior Vice
                                           President - Sales and Marketing of
                                           Sentry in January 1998. Prior thereto
                                           he was Senior Vice President - Sales
                                           and Marketing of Knogo North America
                                           Inc. since January 1997; Vice
                                           President Sales - West of Knogo North
                                           America Inc. and Knogo Corporation
                                           from 1994 to 1996; and, prior to such
                                           time, served in various sales
                                           positions with Knogo Corporation
                                           since 1986.


EMPLOYMENT AGREEMENTS AND COMPENSATION OF EXECUTIVE OFFICERS; CHANGE OF CONTROL ARRANGEMENTS

     The employment agreement between the Company and Mr. Nicolette is for a term ending February 11, 2001. In addition to establishing Mr. Nicolette's annual compensation of $200,000 per year, together with an opportunity to receive up to an additional 50% of such amount, based upon certain performance-based criteria, the use of an automobile and the receipt of life insurance in the amount of $1,000,000, the agreement requires that the Company grant to Mr. Nicolette options to acquire 100,000 shares of Common Stock, with such options vesting at 20% per annum during the five year period commencing on the date of the grant thereof. These options were granted in February 1997. The employment agreements of Mr. Mundy and Dr. Zhou provide for an initial term of two years, with subsequent automatic one year renewals, at annual salaries of $120,000 and $130,000, respectively. In addition to their annual salaries, Mr. Mundy and Dr. Zhou received options to purchase 40,000 shares of Common Stock, vesting at 20% per annum during the five year period commencing on February 10, 1997. The employment agreement of Mr. Whiteman is for a term ending December 31, 1999 at an annual salary of $150,000. The employment agreements of Messrs. Nicolette, Mundy, Whiteman and Dr. Zhou provide for a cost of living adjustment to the base annual salary of each such executive calculated based upon the percentage increase of the Consumer Price Index (as defined in such agreements).

     The employment agreements of Messrs. Nicolette, Mundy, Whiteman and Dr. Zhou provide that in the event of a change in control of the Company, the term of each of their employment will be automatically extended for the period ending two years in the case of Mr. Nicolette's agreement and one year in the case of each of the other agreements, following the date of such change in control. Following such change in control, each of such persons will have the right to terminate his employment for good reason while continuing to receive the salary and bonus otherwise payable thereunder for the remainder of the employment term. Additionally, the employment agreements provide that in the event of a change in control all options held by the employee, whether or not then vested, would fully vest. If the change in control was not approved by a majority of the Existing Directors (as defined in the Company's Certificate of Incorporation), each such officer would be entitled to receive cash in cancellation of such options in an amount equal to the difference between the exercise price of such options and the market price of the Common Stock at the time of cancellation.


                             EXECUTIVE COMPENSATION

REPORT OF THE BOARD OF DIRECTORS WITH RESPECT TO COMPENSATION

     The Board of Directors, without Mr. Nicolette's participation, sets the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to the other executive officers of the Company, approving or disapproving the recommendation of the Chief Executive Officer. The Board of Directors also determines the amount of shares and exercise prices for any stock option grants under the Company's 1997 Stock Incentive Plan, and the amount of the Company's matching contribution percentage under the Company's Retirement Savings 401(k) Plan, respectively.

     Currently, the Company's executive officers, including the Chief Executive Officer, are compensated pursuant to written employment agreements providing for a base salary. These agreements provide for annual salary increases intended to maintain the executive's base salary against increases in the cost of living as measured by the United States Department of Labor.


STOCK OPTION AND OTHER EQUITY PLANS; COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Board of Directors endorses the view that the value of compensation paid to the Company's executive officers, and the Chief Executive Officer in particular, should be closely linked to increases in the value of the Common Stock. Accordingly, the Board supports option awards under the Company's 1997 Stock Incentive Plan and participation by executive officers in the Retirement Savings 401(k) Plan, which includes a Company Common Stock fund among its investment alternatives. A substantial portion of the total compensation of the executive officers, including the Chief Executive Officer, is wholly dependent on increases in the value of the Common Stock.

     The number of stock options granted to executive officers is not determined by reference to any formulas but is determined by the Board's evaluation of the particular officer's ability to influence the long-term growth and profitability of the Company. The Board also considers the Company's performance against certain of its competitors, its general performance against internal goals established by management, and the executive's relative contribution thereto. To provide further incentive to the Company's senior executive officers, options granted in 1998 were granted at exercise prices in excess of the then current market value of the Company's Common Stock.

     This report is submitted by the Board of Directors of the Company.

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for the Company's fiscal year ended December 31, 1998 of the Company's Chief Executive Officer and each of three other executive officers of the Company:

                                                                                    LONG-TERM                 ALL OTHER
                                            ANNUAL COMPENSATION (1)               COMPENSATION (1)         COMPENSATION (1) (2)
                                            -----------------------               ----------------         ---------------------
                                                                                    SECURITIES
NAME AND                                                                            UNDERLYING
PRINCIPAL POSITION           YEAR          SALARY         BONUS                     OPTIONS (#)
------------------           ----          ------         -----                     ------------

Thomas A. Nicolette,         1998         $198,380          -                          50,000                      $4,800
President and CEO            1997          194,167          -                         100,000                       4,390
                             1996          150,000          -                          83,181                       4,391

Peter J. Mundy,              1998          119,028          -                          20,000                       3,571
Vice President - Finance,    1997          118,110          -                          40,000                       3,543
Secretary and Treasurer      1996          103,800          -                          33,272                       3,114

John F. Whiteman             1998          145,476          -                          30,000                       4,364
Sr. Vice President Sales     1997          149,120        $30,943                      40,000                       3,586
and Marketing                1996          103,057         32,760                      16,636                       3,573

Peter Y. Zhou,               1998          128,947          -                          12,500                       3,868
Vice President -             1997          128,833          -                          40,000                       3,865
 Technology                  1996          120,000          -                          33,272                       3,600


------------------------
(1)      Compensation information for 1996 reflects compensation paid to the named executive officers by Knogo, the  predecessor of the
         Company. Share information is provided on a converted basis, giving effect to the exchange of  shares of such predecessors for shares of the Company pursuant to the terms of the merger of
         Knogo and Video  Sentry into subsidiaries of the Company on
         February 12, 1997.

(2) Amounts shown consist of the Company's matching contributions under the Retirement Savings 401(k) Plan.

     As to various items of personal benefits, the Company has concluded that the aggregate amount of such benefits with respect to each individual does not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported in the table for such individual.

OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during 1998 to each person named in the Summary Compensation Table:


                           Number Of
                           Securities     % Of Total
                           Underlying     Granted To                                 Potential Realizable Value At
                           Options        Employees    Exercise     Expiration       Assumed Annual Rate Of Stock
Name                       Granted        In 1998      Price(1)        Date          Price Appreciation For Option Term
----                       --------       -------      ---------    -----------      ------------------------------------
                                                                                         5%             10%
                                                                                        --             ---

Thomas A. Nicolette         50,000        18.5%         $2.37         1/6/08           $60,934        $154,419

Peter J. Mundy              20,000         7.4%          2.37         1/6/08            24,374          61,768

John F. Whiteman            30,000        11.1%          2.37         1/6/08            36,561          92,651

Peter Y. Zhou               12,500         4.6%          2.37         1/6/08            15,234          38,605

---------------

   (1) These options were granted with an exercise price greater than the market value of the Common Stock on the date of the grant. The closing price of the Common Stock on such date was $1 15/16.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth for each of the persons named in the Summary Compensation Table the number of options exercised during 1998 and the amount realized by each such officer. In addition, the table shows the number of options that the named executive officer held as of December 31, 1998, both exercisable (E) and unexercisable (U), and the value of such options as of that date.

                                                                        Number Of Unexercised           Value Of Unexercised In
                                                                        Options At Year-End (#)         The Money At Year End ($)
                                Shares
                                Acquired On          Value              Exercisable/                    Exercisable/
Name                            Exercise (#)        Realized ($)        Unexercisable                   Unexercisable
----                            ------------        ------------        --------------                  ---------------
Thomas A. Nicolette                  -                   -              E        217,139                  E        -
                                                                        U        130,000                  U        -

Peter J. Mundy                       -                   -              E         81,614                  E        -
                                                                        U         52,000                  U        -

John F. Whiteman                     -                   -              E         26,716                  E        -
                                                                        U         62,000                  U        -

Peter Y. Zhou                        -                   -              E         78,703                  E        -
                                                                        U         44,500                  U        -

PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative total stockholder returns for the Company as compared with the S&P 600 Small Cap Index and the S&P Electrical Equipment Index.

                                [GRAPHIC OMITTED]

                                 2/13/97    3/31/97     6/30/97    9/30/97    12/31/97   3/31/98   6/30/98     9/30/98      12/31/98

Sentry Technology Corporation     $100       $96         $114      $  75      $  43       $  36        $  30    $ 23        $  18

S&P 600 Small Cap Index            100        93          110        127        123         136          130     102          120

S&P Elec. Equip. Index             100        92          118        124        131         153          157     139          174


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, Directors and greater than ten-percent Stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such reports they file.

     Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent beneficial owners were complied with.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.


                              STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or prior to January 12, 2000 to be eligible for inclusion in the Company's Proxy Statement and form of proxy to be used in connection with the 2000 Annual Meeting.

     The Company's Bylaws provide that a Stockholder of the Company who intends to nominate persons for election as Directors or introduce other proposals from the floor of an Annual Meeting of Stockholders follow certain notice and disclosure requirements.

     The Bylaw provision requires a Stockholder introducing a proposal at an Annual Meeting to notify the Company of such intention not less than 60 days prior to the date of the Annual Meeting. If the Company has given less than 75 days public notice of the date of the Annual Meeting, the Stockholder must give such notice so that it is received by the Company not later than 10 days after the public notice is given or the Proxy Statement is mailed. The Stockholder's notice must give the information specified in the Bylaws, including information about the Stockholder making the proposal, the number of shares such Stockholder owns and any interest such Stockholder may have in the subject of the proposal. If such Stockholder will be nominating persons for election as Directors, certain information specified in the Bylaws must also be given about the nominee and the nominee's interest in the Company.

     The Bylaw provision grants to the Chairman of the Meeting the authority to determine whether a proposal has been brought to the floor in accordance with the provision.

                       By Order of the Board of Directors,


                                                     PETER J. MUNDY,
                                                     SECRETARY

Hauppauge, New York
May 11, 1999

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, MAY BE OBTAINED BY STOCKHOLDERS SOLICITED HEREBY, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE SECRETARY OF THE COMPANY, MR. PETER J. MUNDY, SENTRY TECHNOLOGY CORPORATION, 350 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK 11788.

                                      PROXY

                          SENTRY TECHNOLOGY CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 2, 1999
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Nicolette, William A. Perlmuth and Peter J. Mundy, or a majority of those present and acting, or if only one is present, then that one, proxies, with full power of substitution, to vote all shares of SENTRY TECHNOLOGY CORPORATION (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting to be held at Sentry Technology Corporation, 350 Wireless Boulevard, Hauppauge, NY 11788 on June 2, 1998, at 4:00 P.M., New York time, and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. ELECTION OF DIRECTORS: To elect the nominees for one class of Directors below for a term expiring in 2002.

/ /  FOR the nominee listed below               / /  WITHHOLD AUTHORITY
     (except as marked to the contrary below)        to vote for the nominee
                                                     listed below

NOMINEES FOR DIRECTORS FOR TERM EXPIRING IN 2002:

                                        PAUL D. MELLIN
                                        WILLIAM A. PERLMUTH

2. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1.

Receipt of the Notice of Annual Meeting and Proxy Statement and of the Annual Report of the Company preceding or accompanying the same is hereby acknowledged.

                          Dated                              , 1999
                                 ----------------------------


                                 -----------------------------
                                 (Signature of Stockholder)


                                 ------------------------------
                                 (Signature of Stockholder)

                                  Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation it should be signed by an authorized officer.

           PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.